EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-32901, 333-32901-99 and 333-68357) of
PharmaNetics, Inc. of our report dated March 7, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 7, 2000 relating to the consolidated financial statement schedules, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP


/s/ PRICEWATERHOUSECOOPERS LLP
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Raleigh, North Carolina
March 23, 2000